SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1800
Denver, Colorado  80202
(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01  Change in Control of the Registrant

On July 13, 2005, Santos International Holdings Pty Ltd., an Australian Capital Territory corporation (“Santos”), and Slough Estates plc, a United Kingdom public limited company (“Slough”), completed the closing of the transactions contemplated by their Amended and Restated Interest Purchase Agreement (the “Amended IPA”), dated July 4, 2005, whereby Santos acquired the ownership of approximately 54% of the outstanding common stock of Tipperary Corporation (the “Company”), held by Slough Estates USA Inc., a Delaware corporation and indirect wholly-owned subsidiary of Slough (“Slough USA”), for a purchase price of $7.39 per share, as well as Slough USA’s 10% interest in Tipperary Oil and Gas Australia Pty Ltd., a 90% subsidiary of the Company, and assumed the position of Slough, Slough USA and Slough Estates Limited, a United Kingdom limited company and wholly-owned subsidiary of Slough, as a creditor of the Company.  Closing under the Amended IPA constituted a change of control of the Company because Santos acquired Slough’s interests in the Company, including Slough’s holdings of approximately 54% of the Company common stock.  The aggregate purchase price for the Company common stock and other securities and interests purchased by Santos under the Amended IPA was approximately $222,710,273, paid entirely in cash.  Santos financed the transaction from internal resources.

On July 4, 2005, the Company and Santos entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”), which was attached as Exhibit 10.38 to a Report on Form 8-K filed by the Company on July 8, 2005.   The Amended Merger Agreement provides that from and after closing the Amended IPA, Santos may appoint a majority of the members of the Company’s Board of Directors, subject to the satisfaction of applicable regulatory requirements.  On July 15, 2005, the Company mailed to its shareholders an Information Statement on Schedule 14F-1 (“Information Statement”) relating to Santos’ exercise of its right to appoint a majority of the members of the Company’s Board of Directors, and the Company filed the Information Statement with the Securities and Exchange Commission.  The Information Statement is incorporated by reference herein.

The Company issued a press release on July 14, 2005 announcing the closing of the Amended IPA, which is furnished as Exhibit 99.7 to this Form 8-K.

Shareholders are urged to read the Information Statement regarding the change in majority directors, because it contains important information.  Shareholders may obtain a free copy of the Information Statement, as well as other filings containing information about the Company and Santos, without charge, at the SEC’s Internet site (http://www.sec.gov).  When it becomes available, copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement relating to the merger contemplated under the Amended Merger Agreement can also be obtained, without charge, by directing a request to the Company.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 13, 2005, concurrent with the closing of the                Amended IPA referenced above, Marshall D. Lees and Douglas Kramer, who are officers and executives of Slough, resigned from the Board of Directors of the Company.  Following such resignations the Board of Directors appointed John C. Ellice-Flint and Kathleen A. Hogenson to fill the two resulting vacancies on the Board of Directors.  Both Mr. Ellice-Flint and Ms. Hogenson are officers and/or directors of Santos and/or its affiliates.  Mr. Ellice-Flint and Ms. Hogenson will serve on the same committees of the Board of Directors as Messrs. Lees and Kramer previously served:  Mr. Ellice-Flint and Ms. Hogenson will serve on the Compensation Committee, and Mr. Ellice-Flint will serve on the Nominating Committee.

Effective upon the expiration of 10 days after the later of the date of filing of the Information Statement with the SEC or the date of mailing of the Information Statement to the Company’s shareholders, the Board of Directors has also expanded by four the number of seats on the Board of Directors and appointed Benjamin H. Bates, Peter C. Wasow, Andrew L. Winter and Jonathon T. Young to the Board of Directors.  Each of Messrs. Bates, Wasow, Winter and Young are officers and/or directors of Santos and/or its affiliates.  The Board of Directors has not yet appointed any of Messrs. Bastes, Wasow, Winter or Young to any committee of the Board of Directors.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and
Chairman of the Board

Date: July 19, 2005

EXHIBIT INDEX

Exhibit No.

Description

99.7	Press Release